FIRST AMENDMENT TO THE PLAN SUPPORT AGREEMENT

This First Amendment (this “Amendment”), dated as of June 13, 2010, is made and entered into by and among Visteon Corporation (as debtor-in-possession and a reorganized debtor, as applicable, the “Company”), the other Debtors, and the Consenting Senior Note Holders whose signatures are set forth below (the “Amending Note Holders”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Plan Support Agreement (as defined below).

WHEREAS, the Debtors and the Amending Note Holders are parties to that certain Plan Support Agreement, dated as of May 6, 2010 (as amended, the “Plan Support Agreement”);

WHEREAS, Section 8.5(c) of the Plan Support Agreement provides that the Plan Support Agreement may be amended only in a writing signed by the Debtors and the Requisite Senior Note Holders, subject to the other provisions set forth therein; and

WHEREAS, the Debtors and the Amending Note Holders wish to amend the Plan Support Agreement, and the Amending Note Holders [include all of Requisite Senior Note Holders];

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Plan Support Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.           Amendments to the Plan Support Agreement.  The Plan Support Agreement is hereby amended as follows:

1.           Exhibit A to the Plan Support Agreement.  Exhibit A to the Plan Support Agreement shall be replaced by the Fourth Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code attached as Exhibit 1 to this Amendment (the “Amended Plan”).  All references to the Amended Plan contained in the Plan Support Agreement shall refer to the Amended Plan attached to this Amendment.

2.           Exhibit B to the Plan Support Agreement.  Exhibit B to the Plan Support Agreement shall be replaced by the Fourth Amended Disclosure Statement for the Fourth Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code attached as Exhibit 2 to this Amendment (the “Disclosure Statement”).  All references to the Disclosure Statement contained in the Plan Support Agreement shall refer to the Disclosure Statement attached to this Amendment.

3.           Section 7.1(c)(2).  Section 7.1(c)(2) of the Plan Support Agreement shall be amended to the following: “the Debtors have not filed the Amended Plan and the Disclosure Statement with the Bankruptcy Court on or before June 15, 2010, or such later date as may be agreed to by the Requisite Senior Note Holders.”

B.           Miscellaneous.  This Amendment and the Plan Support Agreement, together, contain the complete agreement among the parties hereto and thereto and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, that may have related to the subject matter hereof in any way.  Except as specifically amended hereby, the Plan Support Agreement, as amended hereby, shall remain in full force and effect.  The terms and provisions of Sections 8.1, 8.3, 8.4, 8.5, the first paragraph of Section 8.7, 8.11 and 8.12 of the Plan Support Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

VISTEON CORPORATION
(on behalf of itself and its Debtor affiliates)

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Debtors Signature Page]

CONSENTING SENIOR NOTE HOLDER

CQS Directional Opportunities
Master Fund Limited

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Kivu Investment Fund Limited

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Deutsche Bank Securities Inc.
(solely with respect to the
Distressed Products Group)

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Elliot International L.P.

By:           Elliot International Capital Advisors Inc.
as Attorney-in-Fact

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

The Liverpool Limited Partnership

By:           Liverpool Associates, Ltd.
as General Partner

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Goldman, Sachs & Co.
(solely with respect to the High
Yield Distressed Investing Group)

By:
           Name:
           Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Monarch Alternative Capital LP
(held through DTC 0005 Goldman)

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Oak Hill Advisors, L.P.
on behalf of certain private funds and
separate accounts that it manages

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

Sola Ltd

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

CONSENTING SENIOR NOTE HOLDER

By:          ___________________
Name:
Title:

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]

[First Amendment to the Plan Support Agreement – Consenting Senior Note Holder Signature Page]